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                                                                EXHIBIT 10.13.1


                               AMENDMENT NO. 1
                               ---------------
                                      TO
                                      --
                             EMPLOYMENT AGREEMENT
                             --------------------

         This Amendment no. 1 dated as of January 1, 1997 to the Employment Agreement (the "Employment Agreement") dated as of August 1, 1995 between ADVANCED MEDIA, INC., a Delaware corporation (hereinafter the "Company") and Hans J. Kaemmlein, residing at 4 Twin Brooks Road, Saddle River, New Jersey 07458 (hereinafter called the "Employee").

         WHEREAS, the Company and the Employee entered into the Employment Agreement and now desire to modify certain of the terms and provisions thereof;

         NOW, THEREFORE, it is agreed as follows:

         1.   The Employment Agreement is hereby amended as follows:

              (a) Section 4(a) of the Employment Agreement is hereby amended and restated as follows:


              "(a) Effective January 1, 1997, the Company shall pay to Employee a base salary at the rate of $180,000 per annum, payable in equal bi-weekly installments, or in such other manner as shall be agreeable to the Company and Employee, which salary will be payable in cash or the Company's Class A Preferred Stock, par value $.0001 per share ("Preferred Stock"), as determined by Employee. Employee shall deliver written notice to the Company of his determination under this Section 4(a), which determination shall remain in effect until such time as Employee delivers a subsequent written notice to the Company under this Section 4(a). In the event that Employee elects to be paid in Preferred Stock, such Preferred Stock shall be valued at its liquidation value, plus any accrued and unpaid dividends at the time of such election. During the period of employment, the Board of Directors or the Compensation Committee shall review the base salary no less often than annually for increases as of each January 1 beginning with January 1, 1998; provided however, that increases shall not be less than the increases in the Consumer Price Index for the New York and Northeastern New Jersey Region, as published by the United States Department of Labor, Bureau of Labor Statistics using December 1996 as the basedate."

              (B) A new Section 5(g) is hereby added, as follows:

              "(g) All of the options to purchase shares of the Company's common stock which are owned by Employee as of December 17, 1997 shall be fully vested, notwithstanding the terms of the option agreements under which such option were initially granted, and the Company shall execute and deliver amendments to such option agreements reflecting the foregoing."




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              (c) A new Section 5(h) is hereby added, as follows:


              "(h) All of the options to purchase shares of the Company's common stock which are owned by Employee as of Decmember 17, 1997 and which are Incentive Stock Options shall be amended to provide that they are non-qualified stock options and, in connection therewith (i) the term of each such amended option shall be extended from 5 to 10 years and (ii) each such amended option shall continue to be exercisable notwithstanding any termination of the period of employment, but not beyond the expiration date of any such option and the Company shall execute and deliver amendments to such option agreements reflecting the foregoing."


              2. All capitalized terms used herein, unless otherwise defined herein, are used herein as defined in the Employment Agreement. Except as expressly provided herein, all terms and provisions of the Employment Agreement shall remain in full force and effect.


              IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.



                                              ADVANCED MEDIA, INC.


                                              By:
                                                 ------------------------
                                                 Name:
                                                 Title:


                                                 ------------------------
                                                     Hans J. Kaemmlein




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